EXHIBIT 99.1
Complete Production Services, Inc. Announces Second Quarter Earnings of $0.54 Per Diluted Share from Continuing Operations, Divestiture of Non-Core Assets and New Growth Initiatives
HOUSTON, July 23, 2008 (Business Wire) – Complete Production Services, Inc. (NYSE: CPX) today reported second quarter 2008 revenue of $441.1 million, up 20% over second quarter 2007 revenue and up 6% over the first quarter of 2008. Net income from continuing operations for the quarter was $39.8 million or $0.54 per diluted share, compared to second quarter 2007 net income of $40.1 million or $0.55 per diluted share and first quarter 2008 net income of $41.8 million or $0.57 per diluted share. Earnings before interest, taxes, depreciation, amortization, impairment charge and minority interest (EBITDA, as defined below) totaled $118.2 million, up 7% year-over-year and down 1% from the first quarter of 2008. These operating results from continuing operations exclude the impact of discontinued operations associated with certain non-core business assets, primarily within the Product Sales segment, which were sold during the second quarter of 2008. Concurrent with the sale, CPX acquired a well service and fluid handling operation in the Barnett Shale area, resulting in net cash received of approximately $50 million.
Second quarter 2008 revenues for the Completion and Production Services segment were $368.7 million, up 22% year-over-year and up 5% sequentially. Segment EBITDA was $107.5 million, up from $99.6 million in the prior year and down from the $112.2 million for the first quarter of 2008. Segment EBITDA margins were 29.2% compared to 32.9% in the prior year and 31.9% in the first quarter of 2008. Year over year EBITDA increased as a result of Complete’s investment in organic growth capital and strategic acquisitions. However, EBITDA margins declined due to the impact of lower pricing levels and slightly lower utilization rates for certain service offerings, and the impact of inflationary forces on labor, consumables and, in particular, fuel. Sequentially, EBITDA margins declined due primarily to the seasonal downturn in Canada and significantly higher fuel costs.
Drilling Services segment revenue and EBITDA were $57.2 million and $15.5 million, respectively, for the second quarter of 2008. The results compared to $53.3 million and $16.6 million for the same period of 2007, and $53.3 million and $12.2 million for the previous quarter. EBITDA margins increased sequentially as higher volumes and improved mix more than offset the impact of inflationary forces in both the rig logistics and contract drilling operations. Year-over-year, higher volume did not fully counteract the impact of higher fuel costs and weaker pricing, resulting in lower EBITDA margins.
Commenting on the quarter, Chairman and CEO Joe Winkler stated, “Activity levels across most of our geographic areas and service lines were strong during the quarter as resource play development accelerated in the United States. Given the current environment, we believe we will regain some pricing leverage during the second half of 2008. All indications are that Complete’s customers are moving forward with their growth plans and continue to identify new and exciting resource plays. We will continue to invest alongside our customers in emerging areas to help them capitalize on new opportunities.”
Significant achievements since the first quarter include:
–	Divesting non-core business assets from the Complete’s Product Sales segment;

–	Acquiring and integrating Frac Source Services, Inc., a Barnett Shale focused pressure pumping business;

–	Expanding our service offering in the Bakken Shale of North Dakota by introducing hydraulic fracturing services into this market; and

–	Securing exclusive rights from Sondex, part of the new Oilfield Technology (OFT) group within GE Energy, for the use of its new open hole formation evaluation tools in the United States.
Mr. Winkler further commented, “As a result of our recent accomplishments, customer actions and our positive view on the long-term fundamentals in North America, we have increased our expected 2008 investment in capital expenditures to approximately $250 million.”
Conference Call
Complete will hold a conference call to discuss second quarter 2008 results on Thursday, July 24 at 8:30 a.m. Eastern Time. To participate in the live conference call, dial 866-800-8651 at least ten minutes prior to the scheduled start of the call. When prompted, provide the passcode: 64641903. The conference call will be available for replay beginning at 10:30 a.m, July 24, 2008 and will be available until July 31, 2008. To access the conference call replay, please call 888-286-8010 and use the passcode: 87658249. The call is also being webcast and can be accessed at our website at www.completeproduction.com.
The foregoing contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are those that do not state historical facts and are, therefore, inherently subject to risk and uncertainties. The forward-looking statements included herein are based on current expectations and entail various risks and uncertainties that could cause actual results to differ materially from those forward-looking statements. Such risks and uncertainties include, among other things, risks associated with the general nature of the oilfield service industry. The company undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this press release.
Management evaluates the performance of Complete’s operating segments using a non-GAAP financial measure, EBITDA. EBITDA is calculated as net income from continuing operations before net interest expense, taxes, depreciation and amortization, impairment charge, and minority interest. EBITDA is not a substitute for the GAAP measures of earnings and cash flow. EBITDA is used in this press release because our management considers it an important supplemental measure of performance and believes it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry.
For more information, please contact:
Mike Mayer
Senior Vice President and Chief Financial Officer
281-372-2311
Jose Bayardo
Vice President, Corporate Development and Investor Relations
281-372-2325

Complete Production Services, Inc.
Consolidated Statements of Operations
For the Quarters and Six Months Ended June 30, 2008 and 2007
(in thousands, except per share data)

	Quarter Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenue:
Services	$425,848	$355,620	$830,811	$710,347
Products	15,237	11,194	27,452	22,689

	441,085	366,814	858,263	733,036

Cost of services	264,142	197,344	506,354	393,762
Cost of products	10,730	8,000	18,550	16,285
General and administrative expense	48,036	51,134	95,454	97,528
Depreciation and amortization	43,037	32,375	82,288	60,329

	365,945	288,853	702,646	567,904

Income from continuing operations before interest, taxes and minority interest	75,140	77,961	155,617	165,132

Interest expense	15,515	15,055	31,430	30,668
Interest income	(762)	(316)	(1,387)	(528)

Income from continuing operations before minority interest and taxes	60,387	63,222	125,574	134,992

Minority interest, net of tax	—	(205)	—	56

Income from continuing operations before taxes	60,387	63,427	125,574	134,936

Tax provision	20,544	23,322	43,956	50,615

Income from continuing operations	$39,843	$40,105	$81,618	$84,321

Income (loss) from discontinued operations (net of tax)	(6,857)	3,678	(4,706)	6,812

Net income	$32,986	$43,783	$76,912	$91,133

Basic earnings per share:
Continuing operations	$0.54	$0.56	$1.12	$1.18
Discontinued operations	$(0.09)	$0.05	$(0.06)	$0.09

	$0.45	$0.61	$1.06	$1.27

Diluted earnings per share:
Continuing operations	$0.54	$0.55	$1.10	$1.15
Discontinued operations	$(0.10)	$0.05	$(0.06)	$0.10

	$0.44	$0.60	$1.04	$1.25

Weighted average shares outstanding:
Basic	73,171	71,916	72,866	71,711
Diluted	74,407	73,367	74,059	73,195

Complete Production Services, Inc.
Condensed Consolidated Balance Sheets
As of June 30, 2008 and December 31, 2007
(in thousands)

	June 30,	December 31,
	2008	2007
	(unaudited)	(unaudited)
Assets:
Current assets	$420,724	$378,018
Property, plant and equipment, net	1,107,897	1,013,190
Goodwill	569,569	549,130
Other long-term assets	33,438	31,064
Discontinued operations/held for sale	—	83,357

Total assets	2,131,628	2,054,759

Liabilities and stockholders’ equity:
Current liabilities	166,281	159,840
Long-term debt	788,150	825,985
Long-term deferred tax liabilities	148,186	126,821
Discontinued operations/held for sale	—	11,790

Total liabilities	1,102,617	1,124,436

Common stock	738	725
Treasury stock	(202)	(202)
Additional paid-in capital	605,706	581,404
Retained earnings	394,447	317,535
Cumulative translation adjustment	28,322	30,861

Total stockholders’ equity	1,029,011	930,323

Total liabilities and stockholders’ equity	$2,131,628	$2,054,759

Complete Production Services, Inc.
Cash Flow Data
For the Six Months Ended June 30, 2008
(in thousands)

June 30,
2008
(unaudited)
Cash flows provided by/(used for):
Operating activities	$179,762
Investing activities:
Capital expenditures	$(134,424)
Other investing activities	$(15,867)
Financing activities	$(25,363)

Complete Production Services, Inc.
Consolidated Segment Information
For the Quarters Ended June 30, 2008 and 2007, and March 31, 2008
And for the Six Months Ended June 30, 2008 and 2007
(in thousands, except percentages)

	Quarter Ended
	June 30,	June 30,	March 31,
	2008	2007	2008
	(unaudited)	(unaudited)	(unaudited)
Revenue:
Completion and production services	$368,656	$302,304	$351,652
Drilling services	57,192	53,316	53,311
Products	15,237	11,194	12,215

Total revenues	$441,085	$366,814	$417,178

EBITDA: (1)
Completion and production services	$107,536	$99,606	$112,176
Drilling services	15,512	16,589	12,217
Products	3,532	2,411	3,290
Corporate and other	(8,403)	(8,270)	(7,955)

Total EBITDA	$118,177	$110,336	$119,728

EBITDA as a % of Revenue:
Completion and production services	29.2%	32.9%	31.9%
Drilling services	27.1%	31.1%	22.9%
Products	23.2%	21.5%	26.9%
Total	26.8%	30.1%	28.7%

	Six Months Ended
	June 30,	June 30,
	2008	2007
	(unaudited)	(unaudited)
Revenue:
Completion and production services	$720,308	$605,126
Drilling services	110,503	105,221
Products	27,452	22,689

Total revenues	$858,263	$733,036

EBITDA: (1)
Completion and production services	$219,712	$202,126
Drilling services	27,728	32,839
Products	6,822	4,980
Corporate and other	(16,357)	(14,484)

Total EBITDA	$237,905	$225,461

EBITDA as a % of Revenue:
Completion and production services	30.5%	33.4%
Drilling services	25.1%	31.2%
Products	24.9%	21.9%
Total	27.7%	30.8%

(1)	EBITDA is a non-GAAP measure used by management, as defined in the last paragraph of this press release.
Footnote: The results for all periods exclude discontinued operations.

Complete Production Services, Inc.
Reconciliation of EBITDA to the Most Comparable GAAP Measure
For the Quarters Ended June 30, 2008 and 2007 and March 31, 2008
And the Six Months Ended June 30, 2008 and 2007
(unaudited, in thousands)

	Completion
	& Production	Drilling		Corporate &
	Services	Services	Products	Other	Total
Quarter Ended June 30, 2008:
EBITDA	$107,536	$15,512	$3,532	$(8,403)	$118,177
Depreciation & amortization	36,998	4,888	559	592	43,037

Operating income (loss)	$70,538	$10,624	$2,973	$(8,995)	$75,140

Quarter Ended June 30, 2007:
EBITDA	$99,606	$16,589	$2,411	$(8,270)	$110,336
Depreciation & amortization	27,836	3,414	486	639	32,375

Operating income (loss)	$71,770	$13,175	$1,925	$(8,909)	$77,961

Quarter Ended March 31, 2008:
EBITDA	$112,176	$12,217	$3,290	$(7,955)	$119,728
Depreciation & amortization	33,730	4,416	546	559	39,251

Operating income (loss)	$78,446	$7,801	$2,744	$(8,514)	$80,477

Six Months Ended June 30, 2008:
EBITDA	$219,712	$27,728	$6,822	$(16,357)	$237,905
Depreciation & amortization	70,728	9,304	1,105	1,151	82,288

Operating income (loss)	$148,984	$18,424	$5,717	$(17,508)	$155,617

Six Months Ended June 30, 2007:
EBITDA	$202,126	$32,839	$4,980	$(14,484)	$225,461
Depreciation & amortization	51,832	6,527	958	1,012	60,329

Operating income (loss)	$150,294	$26,312	$4,022	$(15,496)	$165,132

Complete Production Services, Inc.
Consolidated Statements of Operations – Restated for Discontinued Operations
For Each Quarter of 2007 and the First Quarter of 2008
(in thousands, except per share data)

	Quarter Ended
	March 31,	June 30,	September 30,	December 31,	March 31,
	2007	2007	2007	2007	2008
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenue:
Services	$354,727	$355,620	$364,900	$379,339	$404,963
Products	11,495	11,194	8,505	9,663	12,215

	366,222	366,814	373,405	389,002	417,178

Cost of services	196,418	197,344	215,533	224,181	242,212
Cost of products	8,285	8,000	5,458	5,878	7,820
General and administrative expense	46,394	51,134	46,055	48,910	47,418
Depreciation and amortization	27,954	32,375	34,185	36,840	39,251

	279,051	288,853	301,231	315,809	336,701

Income from continuing operations before interest, taxes and minority interest	87,171	77,961	72,174	73,193	80,477

Interest expense	15,613	15,055	16,667	15,304	15,915
Interest income	(212)	(316)	(484)	(624)	(625)
Impairment charge	—	—	—	13,094	—

Income from continuing operations before minority interest and taxes	71,770	63,222	55,991	45,419	65,187

Minority interest, net of tax	261	(205)	(283)	(342)	—

Income from continuing operations before taxes	71,509	63,427	56,274	45,761	65,187

Tax provision	27,293	23,322	17,483	18,753	23,412

Income from continuing operations	$44,216	$40,105	$38,791	$27,008	$41,775

Income (loss) from discontinued operations (net of tax)	3,134	3,678	2,817	1,814	2,151

Net income	$47,350	$43,783	$41,608	$28,822	$43,926

Basic earnings per share:
Continuing operations	$0.62	$0.56	$0.54	$0.37	$0.58
Discontinued operations	$0.04	$0.05	$0.04	$0.03	$0.03

	$0.66	$0.61	$0.58	$0.40	$0.61

Diluted earnings per share:
Continuing operations	$0.61	$0.55	$0.53	$0.37	$0.57
Discontinued operations	$0.04	$0.05	$0.04	$0.02	$0.03

	$0.65	$0.60	$0.57	$0.39	$0.60

Weighted average shares outstanding:
Basic	71,503	71,916	72,191	72,343	72,562
Diluted	73,021	73,367	73,495	73,514	73,712

Complete Production Services, Inc.
Consolidated Segment Information – Restated for Discontinued Operations
For Each Quarter of 2007 and the First Quarter of 2008
(in thousands, except per share data)

	Quarter Ended
	March 31,	June 30,	September 30,	December 31,	March 31,
	2007	2007	2007	2007	2008
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenue:
Completion and production services	$302,822	$302,304	$312,020	$325,168	$351,652
Drilling services	51,905	53,316	52,880	54,171	53,311
Products	11,495	11,194	8,505	9,663	12,215

Total revenue	366,222	366,814	373,405	389,002	417,178

EBITDA:
Completion and production services	102,520	99,606	95,493	101,009	112,176
Drilling services	16,250	16,589	14,211	14,368	12,217
Products	2,569	2,411	2,235	2,728	3,290
Corporate and other	(6,214)	(8,270)	(5,580)	(8,072)	(7,955)

Total EBITDA	115,125	110,336	106,359	110,033	119,728

Depreciation and amortization:
Completion and production services	23,996	27,836	29,475	31,530	33,730
Drilling services	3,113	3,414	3,933	4,112	4,416
Products	472	486	577	529	546
Corporate and other	373	639	200	669	559

Total depreciation and amortization	27,954	32,375	34,185	36,840	39,251

Operating income (loss):
Completion and production services	78,524	71,770	66,018	69,479	78,446
Drilling services	13,137	13,175	10,278	10,256	7,801
Products	2,097	1,925	1,658	2,199	2,744
Corporate and other	(6,587)	(8,909)	(5,780)	(8,741)	(8,514)

Total operating income (loss)	87,171	77,961	72,174	73,193	80,477